REVOCABLE PROXY                                                    Exhibit 99.3


                          WEBSTER FINANCIAL CORPORATION


           This Proxy is Solicited on Behalf of the Board of Directors


                  The undersigned shareholder of Webster Financial Corporation ("Webster") hereby appoints _________________________, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Webster Meeting") to be held at _____ a.m. on _____________ __, 1997, at _______________________, Connecticut, and at any adjournments or postponements thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

                  This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE THE ISSUANCE OF UP TO 4,681,658 ADDITIONAL SHARES OF WEBSTER COMMON STOCK IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 7, 1996, AMONG WEBSTER, WEBSTER ACQUISITION CORP. AND DS BANCOR, INC. (THE "MERGER AGREEMENT"), (2) TO APPROVE THE AMENDMENT TO WEBSTER'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED ("RESTATED CERTIFICATE OF INCORPORATION") TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF WEBSTER COMMON STOCK FROM 14,000,000 TO 30,000,000, AND (3) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF WEBSTER AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) delivering to the Secretary of Webster a written notice of revocation prior to the Webster Meeting, (ii) delivering to Webster prior to the Webster Meeting a duly executed proxy bearing a later date, or (iii) attending the Webster Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of Webster's Notice of Special Meeting and Joint Proxy Statement/Prospectus.

                  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                         ------------------------

                                                   See
                                              Reverse Side
                                         ------------------------

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


                                                     ----------------

                                                            X
                                                     ----------------
                                                    Please  mark  your  votes as
                                                      this.

                                -----------------
                                     COMMON



Proposal 1:       To approve the issuance of up to  4,681,658  shares of Webster
                  Common Stock in connection with the acquisition of DS Bancor, Inc. by Webster pursuant to the Merger Agreement.


                  FOR                       AGAINST                    ABSTAIN
                  |_|                        |_|                        |_|

Proposal 2:       To approve  the  amendment  to Webster's Restated  Certificate of Incorporation to increase Webster's authorized capital stock by increasing the number of authorized shares of Webster
                  Common Stock from 14,000,000 to 30,000,000.

Other Matters:    The proxies are authorized to vote upon such other business as
                  may  properly  come  before  the  Webster   Meeting,   or  any
                  adjournments or postponements thereof, including, without limitation, a motion to adjourn the Webster Meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the issuance of Webster Common
                  Stock or otherwise, in accordance with the determination of a majority of Webster's Board of Directors.




Date:




Date:
         --------------------------------

         --------------------------------

         --------------------------------

             Signature of Shareholder or
               Authorized Representative



Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.



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